Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Books-A-Million, Inc. (the “Company”) hereby certifies, to the best of such officer’s knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended August 2, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: September 11, 2014

/s/ R. Todd Noden
R. Todd Noden
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)